Exhibit 99.1

NANOPHASE TECHNOLOGIES ANNOUNCES FIRST QUARTER 2004 RESULTS

Romeoville, IL, April 21, 2004 – Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader, developer and commercial manufacturer of nanomaterials, announced first quarter 2004 results. Based on the financial data accompanying this release, the Company’s results are stated approximately as follows.

For the quarter ended March 31, 2004, total revenue was $1.3 million compared with $1.7 million in the same quarter of 2003. Nanophase reported a first quarter 2004 net loss of $1.47 million, or $0.09 per share (fully diluted), compared with a net loss for the first quarter of 2003 of $1.44 million, or $0.09 per share (fully diluted). The Company noted that results for the first quarter 2003 included revenue of $226,450 resulting from the sale of production equipment, designed and built by the Company, to the Company’s licensee, C. I. Kasei Co., LTD. This type of equipment sale occurs on occasion (not on a regular annual basis) and is treated as other revenue. In addition, during the first quarter of 2003, the Company experienced a high amount of sunscreen product sales compared to the remaining quarters of 2003 and the first quarter of 2004.

“Nanophase’s first quarter was capped by our new strategic partnership with ALTANA AG for joint product development, marketing, and manufacturing of nanocomposite applications,” stated Joseph Cross, Nanophase’s president and CEO. “This is a significant relationship for the Company that should greatly reduce Nanophase’s time-to-market for nanocomposite applications (such as coatings, inks, plastics, and varnishes) and, we believe, accelerate revenue growth in these fields over the next few years. Altana and Nanophase have several initiatives underway and expect market introduction of nanocomposite products during the second half of 2004.

“The Altana partnership, coupled with BASF in sunscreens and personal care and Rohm and Haas Electronic Materials in semiconductor chemical-mechanical polishing, provides global access to significant markets that we expect to provide a solid foundation for future revenue growth and financial performance. With the recently announced $10 million investment in Nanophase by Altana, the Company exited the first quarter with over $14 million in cash. Additionally, the Company’s business development initiatives in other market areas remain vigorous. We made solid progress on multiple business development initiatives during the first quarter and are optimistic for 2004.

“Operationally, the Company continues to improve. We are in the final implementation stage of a number of process improvements that should increase PVS reactor output by 20-30% without additional capital investment. We have also recently completed a re-engineering program that has reduced reactor operational labor over 25%.”

Nanophase is planning its quarterly conference call to discuss its first quarter on April 22 at 10:00 AM CDT, 11:00 AM EDT. The call may be accessed though the Company’s website, www.nanophase.com, and clicking on the conference call link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through April 29, 2004, by logging onto the Company’s website and following the above instructions, or by dialing 706-645-9291 and entering code 6769834.

Nanophase Technologies (NANX), www.nanophase.com, provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 23 United States patents and patent applications and 32 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings. Other information on our website is not incorporated by reference into, and should not be considered a part of, this press release.

This press release contains words such as “expects”, “should”, “will” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s registration statement on Form S-3 filed April 1, 2004 and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

ASSETS	March 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$607,704	$399,999
Investments	14,163,741	4,562,364
Trade accounts receivable, less allowance for doubtful accounts of $25,000 at March 31, 2004 and December 31, 2003	934,153	1,244,490
Other receivable	24,214	24,214
Inventories, net	717,244	682,999
Prepaid expenses and other current assets	502,124	659,778

Total current assets	16,949,180	7,573,844

Equipment and leasehold improvements, net	7,868,778	8,192,995
Other assets, net	480,520	475,980

	$25,298,478	$16,242,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debts	$945,715	$1,034,379
Current portion of capital lease obligations	33,255	43,609
Accounts payable	685,659	438,304
Accrued expenses	855,881	743,771

Total current liabilities	2,520,510	2,260,063

Long-term debt, less current maturities	111,649	251,843
Long-term portion of capital lease obligations, less current maturities	6,321	11,826

	117,970	263,669

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 25,000,000 shares authorized; 17,731,814 and 15,902,674 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	173,718	159,027
Additional paid-in capital	69,693,919	59,292,135
Accumulated deficit	(47,207,639)	(45,737,075)

Total stockholders’ equity	22,659,998	13,719,087

	$25,298,478	$16,242,819

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NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2004	2003
Revenue:
Product revenue	$1,066,138	$1,350,338
Other revenue	227,221	313,744

Total revenue	1,293,359	1,664,082

Operating expense:
Cost of revenue	1,213,110	1,546,722
Research and development expense	474,885	461,537
Selling, general and administrative expense	1,058,944	1,076,709

Total operating expense	2,746,939	3,084,968

Loss from operations	(1,453,580)	(1,420,886)
Interest income	14,661	22,064
Interest expense	(24,838)	(30,395)
Other, net	693	—

Loss before provision for income taxes	(1,463,064)	(1,429,217)
Provision for income taxes	(7,500)	(7,500)

Net loss	$(1,470,564)	$(1,436,717)

Net loss per share—basic and diluted	$(0.09)	$(0.09)

Weighted average number of common shares outstanding	16,209,660	15,161,686